As filed with the Securities and Exchange Commission on May 3, 2017	Registration No. 333-____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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Lion Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

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Nevada (State or other jurisdiction of incorporation or organization)	75-3254381 (I.R.S. Employer Identification Number)

999 Skyway Road, Suite 150

San Carlos, California 94070

(Address of registrant’s principal executive offices, including zip code)

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Executive Employment Agreement
(Full title of the plan)

_________________

Maria Fardis, Ph.D.

President and Chief Executive Officer

Lion Biotechnologies, Inc.

999 Skyway Road, Suite 150

San Carlos, California 94070

(650) 260-7120)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

With copies to:

Istvan Benko

Tony Shin

TroyGould PC

1801 Century Park East, 16th Floor

Los Angeles, California 90067

(310) 553-4441

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.000041666 per share	498,327(1)(2)	$6.83(3)	$3,403,573.41	$395.00

•	(1) The number of shares being registered represents (i) 412,500 shares of common stock, par value $0.000041666 per share (“Common Stock”), of Lion Biotechnologies, Inc. (“Registrant”), issuable upon the vesting of Restricted Stock Units granted to Dr. Maria Fardis pursuant to the Executive Employment Agreement, effective as of June 1, 2016, between Registrant and Dr. Fardis (the “Employment Agreement”); and (ii) 85,827 shares of Common Stock vested and issued to Dr. Fardis pursuant to Restricted Stock Units granted under the Employment Agreement.

•	(2) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of common stock that may become issuable in the event of a stock split, stock dividend, recapitalization or other similar transactions.

•	(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, and Rule 457(h) under the Securities Act based on the average of the high and low sale prices of the common stock as reported on the NASDAQ Global Market on May 1, 2017.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering (i) 412,500 shares of common stock, par value $0.000041666 per share, of Lion Biotechnologies, Inc. (“Registrant”), issuable upon the vesting of Restricted Stock Units granted to Dr. Maria Fardis pursuant to the Executive Employment Agreement, effective as of June 1, 2016, between Registrant and Dr. Fardis (the “Employment Agreement”) and (ii) 85,827 shares of Common Stock that have vested and been issued to Dr. Fardis pursuant to Restricted Stock Units granted under the Employment Agreement.

This Registration Statement also includes a reoffer prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This reoffer prospectus may be used by Dr. Fardis to offer and sell or otherwise dispose of up to an aggregate of 498,327 shares of common stock, of which 85,827 shares have been issued pursuant to Restricted Stock Units granted under the Employment Agreement, and of which 412,500 shares are issuable upon the vesting of Restricted Stock Units granted under the Employment Agreement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to Dr. Fardis as required by Rule 428(b)(1) under the Securities Act. Such documents are not required to be filed with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

LION BIOTECHNOLOGIES, INC.

498,327 SHARES OF COMMON STOCK

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This Reoffer Prospectus relates to the reoffer and resale from time to time of up to 498,327 shares of common stock, par value $0.000041666 per share, of Lion Biotechnologies, Inc., a Nevada corporation (the “Company,” “we,” “us,” or “our”) that have been acquired, or that may be acquired, by Dr. Maria Fardis (the “Selling Stockholder”), who is our President and Chief Executive Officer and a director of the Company, pursuant to Restricted Stock Units granted under the Executive Employment Agreement effective as of June 1, 2016, between the Company and the Selling Stockholder (the “Employment Agreement”).

The Selling Stockholder may sell these shares from time to time in the principal market on which our common stock is traded at the prevailing market price, in negotiated transactions, or through any other means described in the section titled “Plan of Distribution.” The Selling Stockholder may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), of the shares of common stock that she is offering. We will pay the expenses of registering these shares. We are not offering any shares of common stock pursuant to this Reoffer Prospectus and we will not receive any of the proceeds from the sale of shares by the Selling Stockholder.

The shares are being registered to permit the Selling Stockholder, or her respective pledgees, donees, transferees or other successors-in-interest, to sell the shares from time to time in the public market. We do not know when or in what amount the Selling Stockholder may offer the securities for sale. The Selling Stockholder may sell some, all or none of the securities offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 8 for more information about how the Selling Stockholder may sell or dispose of the shares of common stock covered by this Reoffer Prospectus.

Our common stock is traded on The NASDAQ Global Market under the symbol “LBIO.” On May 1, 2017, the last reported sale price of our common stock as reported on The NASDAQ Global Market was $6.90 per share.

Investing in the securities offered under this Reoffer Prospectus involves a high degree of risk. You should read the “Risk Factors” section beginning on page 4 and in the documents incorporated by reference herein, before making an investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Reoffer Prospectus. No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in this Reoffer Prospectus, and, if given or made, such information or representations must not be relied upon. This Reoffer Prospectus does not constitute an offer to sell or solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer or solicitation.

The date of this Reoffer Prospectus is May 3, 2017.

TABLES OF CONTENTS

i

PROSPECTUS SUMMARY

Our Business

We are a clinical-stage biopharmaceutical company focused on the development and commercialization of novel cancer immunotherapy products designed to harness the power of a patient’s own immune system to eradicate cancer cells. Our lead program is an adoptive cell therapy utilizing tumor-infiltrating lymphocytes (TIL), which are T cells derived from patients’ tumors, for the treatment of metastatic melanoma.

A patient's immune system, particularly their TIL, plays an important role in identifying and killing cancer cells. TIL consist of a heterogeneous population of T cells that can recognize a wide variety of cancer-specific mutations and can overcome tumor escape mechanisms. TIL therapy involves growing a patient's TIL in special culture conditions outside the patient's body, or ex vivo, and then infusing the T cells back into the patient followed by infusion of six doses of interleukin-2 (IL-2). By expanding a patient’s TIL ex vivo, away from the immune-suppressive tumor microenvironment, the T cells can rapidly proliferate. As a result, billions of TIL, when infused back into the patient, are better able to search out and potentially eradicate the tumor.

We have an on-going Phase 2 clinical trial of our lead product candidate, LN-144, TIL for the treatment of metastatic melanoma. This three-arm study is enrolling patients with melanoma whose disease has progressed following treatment with at least one systemic therapy. The trial opened for enrollment during the second half of 2015 and is being conducted at ten sites. The purpose of the study is to evaluate the safety, and efficacy of our autologous TIL product (LN-144). The trial’s primary objective is to characterize the safety of LN-144. Secondary outcome measures efficacy of the LN-144 includes objective response and complete response rates. Additional secondary or exploratory endpoints may be considered as well. Updates from this Phase 2 trial are planned to be released in 2017.

During 2015, we received orphan drug designation for LN-144 in the United States to treat metastatic melanoma. This designation provides seven years of market exclusivity in the United States, subject to certain limited exceptions. However, the orphan drug designation does not convey any advantage in or shorten the duration of the regulatory review or approval process.

We are pursuing metastatic melanoma as our first target indication because of the promising initial results in this indication generated by Dr. Steven Rosenberg, M.D., Ph.D., Chief of the Surgery Branch of the National Cancer Institute (NCI) and the commercial opportunity inherent in the significant unmet need of this patient population. Melanoma is a common type of skin cancer, accounting for approximately 76,380 patients diagnosed and 10,130 deaths each year in the United States according to the American Cancer Society’s Cancer Estimated 2016 Facts and Figures. According to the NCI’s Surveillance, Epidemiology and End Results (SEER) program, about 2-5% of patients with melanoma have metastatic disease. Patients with metastatic melanoma following treatment under the current standards of care have a particularly dire prognosis with very few curative treatment options.

In addition to our ongoing trial in metastatic melanoma, we have initiated clinical trials of TIL therapy in several additional cancer indications in 2017, including cervical, and head and neck cancer, and we plan to initiate additional indications by the company as well as through collaborations which may include glioblastoma and pancreatic cancer.

1

2016 Developments

In 2016, we underwent significant changes, including the following:

•	We submitted an Investigational New Drug Application to conduct studies in cervical and head and neck cancer. Those studies are expected to commence in 2017.

•	We hired new a Chief Executive Officer, Chief Financial Officer and Chief Scientific Officer.

•	We raised $100 million through the sale of equity in a private placement.

•	We announced a five-year extension of our Cooperative Research and Development Agreement (the “CRADA”) with the National Cancer Institute (the “NCI”).

•	We entered into an exclusive license agreement with PolyBioCept AB (“PolyBioCept”) and a related clinical trials agreement with the Karolinksa University Hospital.

•	We presented TIL technology data in four posters at the Society for Immunotherapy of Cancer (SITC) Annual Meeting.

•	We entered into a new three-year manufacturing agreement with WuXi Apptech, Inc. (“WuXi”)

•	We entered into a new three-year manufacturing agreement with Lonza Walkersville, Inc (“Lonza”).

•	We entered into a new sponsored research agreement and clinical grant agreement with the H. Lee Moffitt Cancer Center and Research Institute (“Moffitt”).

•	We grew from 20 employees at the beginning of 2016 to over 51 by the end of the year.

•	We moved our corporate headquarters from New York, New York to San Carlos, California

Company History

We filed our original Articles of Incorporation with the Secretary of State of Nevada on September 17, 2007. Until March 2010, we were an inactive company known as Freight Management Corp. On March 15, 2010, we changed our name to Genesis Biopharma, Inc. and in 2011 we commenced our current business. On September 26, 2013, we amended and restated our Articles of Incorporation to, among other things, change our name to Lion Biotechnologies, Inc., effect a 1-for-100 reverse stock split (pro-rata reduction of outstanding shares) of our common stock, increase (after the reverse stock split) the number of our authorized number of shares of common stock to 150,000,000 shares, and authorize the issuance of 50,000,000 shares of “blank check” preferred stock, $0.001 par value per share.

Our principal executive offices are located at 999 Skyway Road, Suite 150, San Carlos, California, 94070, and our telephone number at that address is (650) 260-7120. Our website is located at www.lbio.com. Information on our website is not, and should not be considered, part of this Reoffer Prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus and the documents incorporated herein by reference contain forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “believe,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “could,” “anticipate,” “predict,” or “expect” and similar expressions. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in many cases, beyond our control. Forward-looking statements are not guarantees of future performance. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. Except as required by applicable law, we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

2

Important factors that could cause actual results to differ materially from those reflected in our forward-looking statements include, among others:

•	our inability to obtain regulatory approval for, or successfully commercialize, our leading product candidate, LN-144, or our other product candidates;

•	difficulty in enrolling patients in our clinical trials and uncertainty of clinical trial results;

•	our history of operating losses and inability to become profitable;

•	uncertainty and volatility in the price of our common stock;

•	the costs and effects of existing and potential governmental investigations and litigation;

•	our inability to meet the continued listing requirements of The NASDAQ Global Market;

•	our inability to implement and maintain appropriate internal controls;

•	uncertainty as to our employees’ and independent contractors' compliance with regulatory standards and requirements and securities insider trading rules;

•	dependence on the efforts of third parties to conduct and oversee our clinical trials for our product candidates, to manufacture clinical supplies of our product candidates and to commercialize our product candidates;

•	the effect of government regulations on our business;

•	a loss of any of our key management personnel;

•	our inability to secure and maintain relationships with collaborators and contract manufacturers;

•	our inability to develop or commercialize our product candidates due to intellectual property rights held by third parties and our inability to protect the confidentiality of our trade secrets; and

•	our potential inability to access capital required to fund proposed operations.

All written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf.

In addition, you should refer to the section of this Reoffer Prospectus entitled “Risk Factors” as well as the documents we have incorporated by reference for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

3

Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this Reoffer Prospectus, including our most recent Annual Report on Form 10-K filed with the SEC and our Quarterly Reports on Form 10-Q filed subsequently with the SEC.

RISK FACTORS

Investment in any securities offered pursuant to this Reoffer Prospectus involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors described below, which are not exhaustive. You should also carefully review the risk factors described in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file with the SEC after the date of this Reoffer Prospectus, all of which are incorporated by reference into this Reoffer Prospectus. You should also carefully review all other information contained in or incorporated by reference into this Reoffer Prospectus, including the information contained above under the heading “Cautionary Note Regarding Forward-Looking Statements,” as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Specific Risks Related to Our Securities

We are, and in the future may be, subject to legal or administrative actions that could adversely affect our results of operations and our business.

On April 10, 2017, the SEC announced settlements with us and with other public companies and unrelated parties in the In the Matter of Certain Stock Promotion investigation. Our settlement with the SEC is consistent with our previous disclosures (including in our Form 10-K that we filed with the SEC on March 9, 2017). On April 14 2017, a purported shareholder filed a class action complaint in the United States District Court, Northern District of California for violation of Federal securities laws (Leonard DeSilvio v. Lion Biotechnologies, Inc. Manish Singh, Michael Handelman and Elma Hawkins, case no: 3:17cv2086) against our company and three of our former officers and directors. On April 19, 2017, a second class action complaint (Amra Kuc vs. Lion Biotechnologies, Inc. Manish Singh, Michael Handelman and Elma Hawkins, case no: 3:17cv2086) was filed in the same court. Both complaints allege, among other things, that the defendants violated the federal securities laws by making materially false and misleading statements, or failed to make disclosures, in certain of our Form 10-K and Form 10-Q periodic filings regarding the actions taken by Manish Singh and our former investor relations firm.

We intend to vigorously defend against the foregoing complaints. Litigation is inherently uncertain, and it is not possible to estimate the amount or range of possible loss that might result from an adverse judgment or a settlement of these matters. We could incur substantial unreimbursed legal fees, settlements, judgments and other expenses in connection with these or other legal and regulatory proceedings that may not qualify for coverage under, or may exceed the limits of, our applicable directors and officers liability insurance policies and could have a material adverse effect on our financial condition, liquidity and results of operations. These matters also may distract the time and attention of our officers and directors or divert our other resources away from our ongoing commercial and development programs. An unfavorable outcome in any of these matters could damage our business and reputation or result in additional claims or proceedings against us.

4

Our existing directors and executive officers hold a substantial amount of our common stock and may be able to influence significant corporate decisions.

As of December 31, 2016, our officers and directors beneficially owned approximately 11% of our outstanding common stock. These stockholders, if they act together, may be able to materially affect the outcome of matters presented to our stockholders, including the election of our directors and other corporate actions such as:

•	A merger with or into another company;

•	A sale of substantially all of our assets; and

•	Amendments to our articles of incorporation.

Additionally, the decisions of these stockholders may conflict with our interests or those of our other stockholders and the market price of our stock may be adversely affected by market volatility.

Our stock price may be volatile, and our stockholders' investment in our stock could decline in value.

The market price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including but not limited to:

•	announcements of the results of clinical trials by us or our competitors;

•	developments with respect to patents or proprietary rights;

•	announcements of technological innovations by us or our competitors;

•	announcements of new products or new contracts by us or our competitors;

•	actual or anticipated variations in our operating results due to the level of development expenses and other factors;

•	changes in financial estimates by securities analysts and whether our earnings meet or exceed such estimates;

•	conditions and trends in the pharmaceutical, biotechnology and other industries;

•	receipt, or lack of receipt, of funding in support of conducting our business;

•	regulatory developments within, and outside of, the United States;

•	litigation or arbitration;

•	general volatility in the financial markets;

•	general economic, political and market conditions and other factors; and

•	the occurrence of any of the risks described in the documents incorporated by reference into this Reoffer Prospectus.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We will have to raise additional capital in the future. To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock.

5

Future sales of our common stock in the public market could cause our stock price to fall.

Our stock price could decline as a result of sales of a large number of shares of our common stock or the perception that these sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

As of May 2, 2017, we had over 62 million shares of common stock outstanding, in addition we had approximately 22.6 million, stock options to purchase common stock based on vesting requirements, warrants to purchase common stock and the conversion of preferred stock, that would increase the number of common stock outstanding if these instruments were exercised or converted.

In addition, in the future, we may issue additional shares of common stock or other equity or debt securities convertible into common stock in connection with a financing, acquisition, litigation settlement, employee arrangements or otherwise. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

If securities or industry analysts do not publish research or reports about our company, or if they issue adverse or misleading opinions regarding us or our stock, our stock price and trading volume could decline.

Although we have research coverage by securities and industry analysts, if coverage is not maintained, the market price for our stock may be adversely affected. Our stock price also may decline if any analyst who covers us issues an adverse or erroneous opinion regarding us, our business model, our intellectual property or our stock performance, or if our clinical trials and operating results fail to meet analysts’ expectations. If one or more analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline and possibly adversely affect our ability to engage in future financings

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, we could become subject to sanctions or investigations by regulatory authorities and/or stockholder litigation, which could harm our business and have an adverse effect on our stock price.

As a public reporting company, we are subject to various regulatory requirements, including the Sarbanes-Oxley Act of 2002, which requires our management to assess and report on our internal controls over financial reporting. Nevertheless, in future years, our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls that we would be required to remediate in a timely manner so as to be able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act each year. If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act each year, we could be subject to sanctions or investigations by the SEC, NASDAQ or other regulatory authorities which would require additional financial and management resources and could adversely affect the market price of our common stock. In addition, material weaknesses in our internal controls could result in a loss of investor confidence in our financial reports.

Our board could issue one or more additional series of preferred stock without stockholder approval with the effect of diluting existing stockholders and impairing their voting and other rights.

Our articles of incorporation authorize the issuance of up to 50,000,000 shares of “blank check” preferred stock (of which only 17,000 have been designated as the Series A Convertible Preferred Stock and 11,500,000 designated as Series B Convertible Preferred Stock) with designations, rights and preferences as may be determined from time to time by our board of directors. Our board is empowered, without stockholder approval, to issue one or more series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of our company.

6

We do not anticipate paying cash dividends for the foreseeable future, and therefore investors should not buy our stock if they wish to receive cash dividends.

We have never declared or paid any cash dividends or distributions on our common stock. We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We may be subject to claims for rescission or damages in connection with certain sales of shares of our common stock in the open market.

In January 2014, the SEC declared effective a registration statement that we filed to cover the resale of shares issued and sold (or to be issued and sold) by certain selling stockholders. On March 11, 2016, that registration statement (and the prospectus contained therein) became ineligible for future use, and selling stockholders could no longer sell any shares of our common stock in open market transactions by means of that prospectus. We believe that certain stockholders did sell up to 128,500 shares of our common stock in open market transactions in May 2016 by means of the ineffective registration statement/prospectus. Accordingly, those sales were not made in accordance with Sections 5 and 10(a)(3) of the Securities Act, and the purchasers of those shares may have rescission rights (if they still own the shares) or claims for damages (if they no longer own the shares). In addition, we also may have indemnification obligations to the selling stockholders. The amount of any such liability is uncertain.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the Selling Stockholder.

SELLING STOCKHOLDER

The following table sets forth information with respect to the Selling Stockholder and the shares of our common stock beneficially owned by the Selling Stockholder as of May 2, 2017. The Selling Stockholder may offer all, some or none of the shares of common stock covered by this Reoffer Prospectus. We cannot advise you as to whether the Selling Stockholder will, in fact, sell any or all of such shares of common stock.

Name of Beneficial Owner	Shares Beneficially Owned Prior to the Offering	Number of Shares Offered	Shares Beneficially Owned After the Offering	Percentage of Outstanding Shares Beneficially Owned After the Offering
Maria Fardis	362,563(1)	498,327	135,417	*

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(1)       Includes 85,827 shares owned by Dr. Fardis, 141,319 shares to be issued under the Restricted Stock Units by July 1, 2017, and 135,417 shares issuable within 60 days (by July 1, 2017) upon the vesting of stock options granted to Dr. Fardis. Does not include 271,181 shares issuable under the Restricted Stock Units that are included in this Prospectus, but that have not vested and may not vest within 60 days.

*       Less than 1%

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Dr. Fardis agreed to serve as our President and Chief Executive Officer, and has been a director of this company, since June 1, 2016.

PLAN OF DISTRIBUTION

The common shares covered by this Reoffer Prospectus are being registered by us for the account of the Selling Stockholder, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this Reoffer Prospectus from the selling stockholder as a gift, pledge, partnership distribution or other transfer. Transferees, successors and donees of the selling stockholder will not be able to use this Reoffer Prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from the holder named in this Reoffer Prospectus after the effective date of this Reoffer Prospectus

The common shares offered hereby may be sold from time to time directly by or on behalf of the Selling Stockholder in one or more transactions on The NASDAQ Global Market or on any stock exchange on which the common shares may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholder may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholder and/or purchasers of the common shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with sales, the Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We are bearing all costs relating to the registration of the common shares to be offered hereby. Any commissions or other fees payable to broker-dealers in connection with any sale of the common shares will be borne by the Selling Stockholder or other party selling such common shares. In order to comply with certain states’ securities laws, if applicable, the common shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common shares may not be sold unless the common shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained or complied with. Sales of the common shares must also be made by the Selling Stockholder in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold hereunder, the Selling Stockholder may sell common shares in compliance with Rule 144. There is no assurance that the Selling Stockholder will sell all or a portion of the common shares offered hereby.

The Selling Stockholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the common shares against certain liabilities in connection with the offering of the common shares arising under the Securities Act.

We have notified the Selling Stockholder of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the common shares.

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LEGAL MATTERS

The validity of the shares of common stock offered by this Reoffer Prospectus will be passed upon by TroyGould, PC, Los Angeles California. Some of the attorneys at TroyGould PC own shares of our common stock constituting in the aggregate less than 1% of our outstanding shares of our common stock.

EXPERTS

Our financial statements as of December 31, 2016 and for the year then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 incorporated by reference into this Reoffer Prospectus have been so incorporated in reliance on the reports of Marcum LLP, independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

Our financial statements as of December 31, 2015 and 2014 and for the years then ended incorporated by reference into this Reoffer Prospectus have been so incorporated in reliance on the reports of Weinberg & Company, P.A., independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance with that act, file periodic reports and other information with the SEC. The periodic reports and other information filed by us are available for inspection and copying at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the SEC’s Public Reference Room. The SEC also maintains an Internet site that contains all reports and other information that we file electronically with the SEC. The address of that website is www.sec.gov.

This Reoffer Prospectus is a part of a registration statement on Form S-8 that we filed with the SEC. This Reoffer Prospectus does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information, we refer you to the registration statement and to such exhibits and schedules. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C. as well as through the SEC’s website. Please be aware that statements in this Reoffer Prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company hereby incorporates by reference the following documents previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 9, 2017;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2017, filed with the SEC on May 3, 2017;

•	our Current Reports on Form 8-K filed with the SEC on March 2, 2017, March 7, 2017, March 31, 2017, April 11, 2017, April 19, 2017, April 21, 2017, and May 1, 2017, respectively; and

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•	the description of our stock contained in our registration statement on Form 8-A filed on February 25, 2015 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Under no circumstances shall any information furnished prior to or subsequent to the date hereof under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

We will provide without charge to each person, including any beneficial owner, to whom this Reoffer Prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this Reoffer Prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: Lion Biotechnologies, Inc., 999 Skyway Road, Suite 150, San Carlos, California, 94070, Attn: Corporate Secretary, Telephone: (650) 260-7120.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference

Registrant hereby incorporates by reference the following documents previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 9, 2017;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2017, filed with the SEC on May 3, 2017;

•	our Current Reports on Form 8-K filed with the SEC on March 2, 2017, March 7, 2017, March 31, 2017, April 11, 2017, April 19, 2017, April 21, 2017, and May 1, 2017, respectively; and

•	the description of our stock contained in our registration statement on Form 8-A filed on February 25, 2015 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Under no circumstances shall any information furnished prior to or subsequent to the date hereof under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

ITEM 4.	Description of Securities

Not applicable.

ITEM 5.	Interests of Named Experts and Counsel

Sanford J. Hillsberg, a member of the Board of Directors of the Registrant, is an attorney with TroyGould PC. Some of the attorneys at TroyGould PC own shares of our common stock constituting in the aggregate less than 1% of our outstanding shares of our common stock.

ITEM 6.	Indemnification of Directors and Officers

Registrant’s amended and restated articles of incorporation provide that, to the maximum extent permitted under applicable law, none of its directors or officers will have any personal liability to Registrant or its stockholders for damages for breach of fiduciary duty as a director or officer.

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Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (1) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, which sets forth standards for the conduct of directors and officers, or (2) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes permits any discretionary indemnification under Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Registrant’s amended and restated bylaws require Registrant to indemnify its directors and officers in a manner that is consistent with the provisions of Nevada law described in the preceding two paragraphs.

Registrant also has entered into indemnification agreements with its directors in which Registrant agrees, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors.

Registrant maintains a general liability insurance policy that covers certain liabilities of directors and officers of Registrant arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 7.	Exemption from Registration Claimed

The 85,827 shares of common stock issued to Dr. Fardis under the Employment Agreement were in a transaction not involving a public offering and in compliance with exemptions from registration afforded by Section 4(a)(2) of the Securities Act.

ITEM 8.	Exhibits

See the Exhibit Index following the signature page for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

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ITEM 9.	Undertakings

(a)       The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Carlos, California, on May 3, 2017.

LION BIOTECHNOLOGIES, INC.

By:	/s/ Maria Fardis
Maria Fardis
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Maria Fardis and Franco Valle and each of them, his/her true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or her or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Maria Fardis	Chief Executive Officer and Director (Principal Executive Officer)	May 3, 2017
Maria Fardis, Ph.D.

/s/ Gregory T. Schiffman	Chief Financial Officer (Principal Financial Officer)	May 3, 2017
Gregory T. Schiffman

/s/ Franco Valle	Controller	May 3, 2017
Franco Valle	(Principal Accounting Officer)

/s/ Merrill A. McPeak	Director	May 3, 2017
Merrill A. McPeak

/s/ Jay Venkatesan	Director	May 3, 2017
Jay Venkatesan

/s/ Sanford J. Hillsberg	Director	May 3, 2017
Sanford J. Hillsberg

/s/Wayne Rothbaum	Director	May 3, 2017
Wayne Rothbaum

/s/ Ryan Maynard	Director	May 3, 2017
Ryan Maynard

/s/ Iain Dukes	Director	May 3, 2017
Iain Dukes

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of Registrant (incorporated herein by reference to Registrant’s definitive Information Statement on Schedule 14C filed with the Commission on August 20, 2013).

4.2	Bylaws of Registrant (incorporated herein by reference to the Registrant’s Registration Statement on Form SB-2 (Reg. No. 333-148920) filed with the Commission on January 29, 2008).

4.3	Amended and Restated Bylaws of Lion Biotechnologies, Inc., effective as of November 14, 2016 (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on November 16, 2016).

4.4	Specimen Common Stock Certificate of Registrant (incorporated herein by reference to Registrant’s registration statement on Form 8-A filed on February 25, 2015).

4.5	Executive Employment Agreement, effective as of June 1, 2016 (incorporated herein by reference to Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 9, 2016).

5.1	Opinion of TroyGould PC

23.1	Consent of TroyGould PC (included in Exhibit 5.1)

23.2	Consent of Marcum LLP

23.3	Consent of Weinberg & Company

24.1	Power of Attorney (included on the signature page herein)

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